SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: MAY 19, 2004
                        (Date of earliest event reported)





                        PRINCIPAL LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)


         IOWA                          NONE                     42-0127290
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)


                                 (515) 247-5111
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Principal Life Insurance Company announced on May 19, 2004 that its Board of Directors has passed a resolution declaring a dividend to its sole shareholder, Principal Financial Services, Inc., in an amount of up to $1,200,000,000. Principal Life's chief financial officer will determine the specific amount and timing of any dividend payments.

Principal Life currently has statutory authority under Iowa insurance law to pay dividends in an amount of approximately $701.2 million. Any dividend payments in excess of this statutory limitation will require prior approval of the Iowa Insurance Commissioner.

The sale of Principal Residential Mortgage, Inc., Principal Life's indirect wholly-owned subsidiary, is expected to produce after-tax net proceeds of approximately $710 million when the sale closes in the third quarter of 2004. Dividends paid by Principal Life are expected to be used primarily for organic growth of its core businesses, strategic acquisitions, the repurchase of shares of Principal Financial Group, Inc.'s common stock, and dividend payments to Principal Financial Group, Inc.'s shareholders. Principal Life is a subsidiary of Principal Financial Group, Inc.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.



                                    By:     /s/ Michael H. Gersie
                                            ------------------------------------
                                    Name:   Michael H. Gersie
                                    Title:  Executive Vice President and Chief
                                            Financial Officer




Date:  May 19, 2004


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